UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2006

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On November 7, 2006, Dr. Lindsay A. Rosenwald resigned as a member of the Board of Directors (the “Board”) of Keryx Biopharmaceuticals, Inc. (“Keryx”) in order to devote more time to his other professional and personal endeavors. The text of a press release dated November 8, 2006 announcing the resignation of Dr. Rosenwald is furnished as Exhibit 99.1.

 (d) On November 7, 2006, Senator Wyche Fowler, Jr. was appointed to the Board by unanimous vote of the directors.  Senator Fowler was also appointed to the Compensation Committee. There are no arrangements or understandings between Senator Fowler and any other person pursuant to which Senator Fowler was appointed to the Board. Since January 1, 2005, Senator Fowler has not entered into any transaction in which he has a direct or indirect material interest and in which Keryx or any subsidiary of Keryx is also a party, and Senator Fowler is not currently considering any such transactions. Pursuant to the Amended and Restated Directors Equity Compensation Plan under Keryx's 2004 Long-Term Incentive Plan, Senator Fowler received 50,000 stock options to purchase shares of Keryx common stock on November 7, 2006. The exercise price of the options is $13.78, and the options will vest per the following schedule: 16,667 on November 7, 2007; 16,667 on November 7, 2008; and 16,666 on November 7, 2009. The text of a press release dated November 8, 2006 announcing the appointment of Senator Fowler is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as a part of this report:

Exhibit
Number               Description

99.1                       Press Release dated November 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc. (Registrant)

Date: November 8, 2006	By:	/s/ Michael S. Weiss
Michael S. Weiss
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

        Exhibit
Number               Description

99.1                       Press Release dated November 8, 2006.